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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2003

ILEX ONCOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23413 (Commission File Number)	74-2699185 (IRS Employer Identification No.)
	4545 Horizon Hill Blvd., San Antonio, Texas	78229
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 949-8200

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure.

        The Registrant is filing the following information with the Commission in order to supplement the information in the prospectus contained in the Registrant's registration statement on Form S-3 filed on June 12, 2003 (Registration No. 333-106068).

Issuance of Shares to Millennium:

        On August 14, 2003, the registrant issued 586,252 shares of ILEX common stock, $.01 par value, to mHoldings Trust pursuant to the Purchase and Sale Agreement entered into by and among ILEX, ILEX Acquisitions, Inc., Millennium Pharmaceuticals, Inc. and mHoldings Trust on October 29, 2001. The shares were issued at a price of $17.0575 per share in accordance with the provisions of the Purchase and Sale Agreement.

Risk Factors:

We have a limited operating history and we expect to continue to generate losses for the foreseeable future.

        We began operations in October 1994 and have only a limited operating history upon which you can evaluate our business. We have incurred losses every year since we began operations. As of June 30, 2003, our accumulated deficit was approximately $317.1 million, including net losses of approximately $46.2 million, $121.0 million and $39.0 million for the years ended December 31, 2002, 2001 and 2000, respectively. We expect to continue to incur losses for the remainder of 2003. It is possible that we will never achieve profitable operations.

We may be unable to obtain additional capital if needed to accelerate our product candidate development or for licensing or acquisition opportunities.

        We believe that our existing capital will fund our activities for at least the next year. We may use these existing resources more quickly if we decide to accelerate the development of our pipeline or because of changes in our research and development programs, potential licenses or acquisitions, commercialization plans or other factors affecting our operating expenses or capital expenditures. We may not be able to obtain any future funds that we require, either in the public or private markets or otherwise, on acceptable terms, or at all.

        If adequate funds are not available, we may have to delay, scale back or eliminate one or more of our development programs, or obtain funds by entering into more arrangements with collaborative partners or others that may require us to relinquish rights to certain of our products or technologies that we would not otherwise relinquish.

CAMPATH is still a relatively new oncology treatment and is in a competitive marketplace.

        Our lead product, CAMPATH® (MABCAMPATH® in Europe), has been approved by the Food and Drug Administration (FDA) and the European Commission for treating patients with chronic lymphocytic leukemia (CLL). Although CAMPATH is the only product that has been approved by the FDA and the European Commission for treating CLL in patients who have failed fludarabine therapy, there are other products that compete with CAMPATH. In addition, like many other chemotherapy agents, CAMPATH's potential side effects may inhibit physicians from prescribing it, thereby limiting its market penetration. Patients with CLL are generally treated with alkylating agents first, and, if that treatment fails, then with fludarabine. Some of our competitors may have greater financial resources.

Because we have limited manufacturing capabilities, we are dependent on third-party manufacturers to manufacture products for us. We may be required to incur significant costs and devote significant efforts to establish our own manufacturing capabilities.

        We have limited manufacturing experience and no commercial scale manufacturing capabilities. In order to continue to develop products, apply for regulatory approvals and ultimately commercialize additional products, we need to subcontract or otherwise arrange for the necessary manufacturing.

        There are a limited number of manufacturers that operate under the FDA's current good manufacturing practices (cGMP) capable of manufacturing for us. As a result, we have experienced some difficulty finding manufacturers with adequate capacity for our anticipated future needs. If we are unable to arrange for third party manufacturing on commercially reasonable terms, we may not be able to complete development of our product candidates or market them on a timely basis, if at all.

        Reliance on third party manufacturers entails risks to which we would not be subject to if we manufactured products ourselves, including reliance on the third party for regulatory compliance and quality assurance, the possibility of breach of the manufacturing agreement by the third party and the possibility of termination or non-renewal of the agreement by the third party, based on its business priorities, at a time that is costly or inconvenient for us. If our third party manufacturers fail to maintain regulatory compliance, our product supply will be interrupted resulting in lost or delayed revenues and delayed clinical trials. We may not have adequate business interruption insurance.

        Drug manufacturing facilities are subject to continual review and periodic inspection and manufacturing modifications. Domestic manufacturing facilities are subject to biennial inspections by the FDA, and foreign facilities are inspected by the FDA less frequently. Both domestic and foreign facilities must comply with the FDA's cGMP, and other regulations. In complying with these regulations, manufacturers must spend funds, time and effort in the areas of production, record keeping, personnel and quality control to ensure full compliance. The FDA stringently applies regulatory standards for manufacturing. Failure to comply with any of these post-approval requirements can result in, among other things, warning letters, product seizures, recalls, fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecutions. This could interrupt our supply for our marketed products and for our clinical trials.

We have limited marketing capabilities and we are currently dependent upon third parties to sell and market CAMPATH. We will be required to incur significant expense to develop our own marketing capabilities.

        We depend on Schering AG and its U.S. affiliate, Berlex Laboratories, Inc., to market and sell CAMPATH. Our reliance on Schering AG subjects us to various risks. The terms of our contract with Schering AG may not be favorable to us in the future. The amount and timing of resources dedicated by Schering AG to marketing CAMPATH is not within our control, and Schering AG may not commit enough resources to marketing CAMPATH. Schering AG could develop, independently or with a third party, a drug that competes with CAMPATH. Schering AG may not perform its obligations as expected and our revenues will be decreased or delayed if Schering AG breaches or terminates its agreement with us.

        We periodically report global net sales of CAMPATH, which represents sales of CAMPATH by Schering AG and Berlex to wholesalers and others. We obtain this information from Schering AG and Berlex, and we rely on them for the accuracy of this information. If this information is not accurate, we could over-report or under-report market demand for CAMPATH.

        If we choose to sell products ourselves, we will need to develop a marketing and sales force with sufficient technical expertise and distribution capability, which will require substantial expenditures and management resources.

Our competitors may develop products superior to those we are developing.

        The technological areas in which we work evolve at a rapid pace. Our future success depends upon our ability to compete in the research, development and commercialization of products and technologies in oncology, our area of focus. Many of our competitors have substantially greater research and development capabilities and experience and greater manufacturing, marketing, financial and managerial resources than we do. These competitors may develop products that are superior to those we are developing and render our products or technologies non-competitive or obsolete. In addition, we may not be able to keep pace with technological change.

        Significant competitive factors determining whether we will be able to compete successfully include:

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  efficacy and safety of our product candidates;

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  timing and scope of regulatory approvals;

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  product availability;

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  marketing and sales capabilities;

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  reimbursement coverage from insurance companies and others;

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  degree of clinical benefits of our product candidates relative to their costs;

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  method of administering a product;

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  price; and

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  patent protection.

There are potential limitations on third-party reimbursement and other pricing-related matters that could reduce sales of our products and may delay or impair our ability to generate significant revenues.

        The business and financial condition of pharmaceutical and biotechnology companies will continue to be affected by the efforts of government and third-party payors to reduce the cost of health care through various means. In the United States, there have been, and we expect that there will continue to be, a number of legislative proposals aimed at changing the nation's healthcare system. In certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. There are pending legislative initiatives regarding price decreases for prescription drugs that could impact the price that could be charged for our drugs, thus affecting our revenues. These legislative proposals may impair our ability to raise capital, and our business could be adversely affected if these legislative proposals are adopted. In particular, individual pricing negotiations are often required in many countries of the European Union, irrespective of separate government approval to market a drug.

        There is a risk that reimbursement will not be available in the future for our products or will not be adequate. Third-party payors are increasingly challenging the price of medical products and services. If government entities and third party payors do not provide adequate reimbursement levels, then our revenues will be adversely affected and could cause our stock price to decline.

We do business internationally and are subject to additional political, economic and regulatory uncertainties.

        We may not be able to operate successfully in any foreign market. We currently conduct drug discovery research in our laboratory in Geneva, Switzerland. We also conduct drug development operations near London, England. Schering AG sells MABCAMPATH in the United Kingdom and 28 other non-U.S. countries. We believe that, because the pharmaceutical industry is global in nature, international activities will continue to be a significant part of our future business activities and that a substantial portion of our revenues will be derived from outside the United States. Foreign regulatory agencies often establish standards different from those in the United States, and an inability to obtain foreign regulatory approvals on a timely basis could have an adverse effect on our business. Our international operations may be limited or disrupted by:

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  imposition of government controls;

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  political or economic instability;

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  trade restrictions;

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  changes in tariffs;

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  restrictions on repatriating profits;

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  taxation; and

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  difficulties in staffing and managing international operations.

        Also, our business may be adversely affected by fluctuations in currency exchange rates.

We may be unsuccessful in our efforts to expand the number and scope of authorized uses of CAMPATH, which would hamper sales growth and make it more difficult for us to attain profitability.

        CAMPATH is approved for sale in the United States and Europe (under the name MABCAMPATH) for use by patients with refractory CLL. Under current FDA regulations, we are prohibited from promoting the use of CAMPATH outside of this approved indication.

        The patient population for third line refractory CLL is relatively small. We are conducting clinical trials to examine whether or not CAMPATH can be used to treat indications other than refractory CLL, such as Non-Hodgkin's Lymphoma and Multiple Sclerosis, and whether CAMPATH can be used for refractory CLL prior to alkylating agents and fludarabine. Additional trials in these indications are necessary before we can apply to expand the authorized uses of CAMPATH. We do not know whether these trials will demonstrate safety and efficacy, or if they do, whether we will succeed in receiving regulatory approval to market CAMPATH for additional indications. If the results of these trials are negative, or if adverse experiences are reported in these trials or otherwise in connection with the use of CAMPATH by patients, this could adversely affect existing regulatory approvals, undermine physician and patient comfort with the product, reduce sales of the product and diminish the acceptance of CAMPATH in the hematological and autoimmune markets. Even if the results of these trials are positive, the impact on sales of CAMPATH may be minimal unless they are accepted by the medical community and we are able to obtain regulatory approval to expand the authorized use of CAMPATH. FDA regulations restrict our ability to communicate the results of additional clinical trials to patients, and to a lesser extent, physicians, without first obtaining approval from the FDA to expand the authorized uses for this product.

If we are not able to demonstrate the safety and efficacy of our product candidates in clinical trials or if our clinical trials are delayed, we will not be able to obtain regulatory approval to market these drugs, or regulatory approval to market these drugs will be delayed.

        Clinical testing is a long, expensive and uncertain process. With the exception of CAMPATH, no regulatory agency has approved any of our product candidates and the data we collect from our clinical trials may not be sufficient to support approval. Our clinical trials may not be completed on schedule and the FDA may never approve our product candidates for commercial sale. Furthermore, even if initially positive preclinical studies or clinical trial results are achieved, it is possible that we will obtain different results in the later clinical trials or the FDA will interpret pivotal trial results unfavorably. Drugs in late stages of clinical development may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. For example, positive results in early Phase I or Phase II trials may not be repeated in larger Phase II or Phase III trials.

All of our product candidates are subject to the risks of failure inherent in drug development.

        Many of our research and development programs are at an early stage. In addition to the risks described above, there is a possibility that none of our product candidates will or can:

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  meet applicable regulatory standards;

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  be manufactured or produced economically and on a large scale;

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  be a commercially viable drug; or

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  be successfully marketed, particularly if a third party introduces an equivalent or superior product.

Delays in patient enrollment for clinical trials could increase costs and delay regulatory approvals.

        The rate of completion of our clinical trials will depend on the rate of patient enrollment. Substantial competition to enroll patients in clinical trials has delayed some of our clinical trials in the past. In addition, recent improvements in existing drug therapy, particularly for some cancers, may make it more difficult for us to enroll patients in our clinical trials as the patient population may choose to enroll in clinical trials sponsored by other companies or choose alternative therapies. Delays in patient enrollment can result in increased development costs and delays in regulatory approvals.

If we fail to comply with extensive regulations enforced by the FDA and its foreign counterparts, the commercialization of our product candidates would be prevented or delayed.

        Our products are subject to extensive government regulations related to development, clinical trials, manufacturing and commercialization. The process of obtaining FDA and foreign regulatory marketing and pricing approvals is costly, time-consuming, uncertain and subject to unanticipated delays. For example, although CAMPATH has been approved for marketing in the United Kingdom and 28 other non-U.S. countries (under the name MABCAMPATH), to market future products in Europe we must apply to the European Commission for marketing approval. After receiving marketing approval, we then must mutually agree on a pricing structure with each country's regulatory authority prior to launching sales in that particular country. We are unable to predict how long this process will take.

        Failure to comply with the regulatory requirements of the FDA and other applicable foreign and U.S. regulatory requirements may subject a company to administrative or judicially imposed sanctions. These include:

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  warning letters;

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  civil penalties;

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  criminal penalties;

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  injunctions;

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  product seizure or detention;

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  product recalls;

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  total or partial suspension of production; and

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  FDA refusal to approve pending new drug applications, or NDAs, or supplements to approved NDAs.

        The FDA will refuse to approve an application if it believes that applicable regulatory criteria are not satisfied. The FDA may also require additional testing for safety and efficacy. Foreign regulatory authorities may also refuse to accept an application or grant any marketing approval.

        The FDA and European Commission approvals for CAMPATH require us to conduct a post-approval clinical trial comparing the safety and efficacy of CAMPATH to that of chlorambucil, an alkylating agent that is a frontline treatment for CLL. Alkylating agents work by disrupting the DNA structure and are believed to be effective in treating CLL. The post-approval clinical trial and report must be completed by 2006, according to the approvals given in 2001. If we discover adverse safety or efficacy data, our marketing approvals may be revoked.

If any of our license agreements for intellectual property underlying a product candidate are terminated, we may lose our rights to develop or market that product.

        We have licensed or have rights to license intellectual property, including patents, patent applications, technical information and know-how, from pharmaceutical companies, research institutions and others, including the intellectual property underlying CAMPATH and our four other oncological product candidates in clinical trials: Eflornithine, clofarabine, ILX-651 and NM-3.

        Each licensor or potential licensor has the power to terminate its agreement with us if we fail to meet our obligations under that license or development agreement. We may not be able to meet specified milestone or deadline dates or other obligations under these agreements. Generally, we have to diligently develop and commercialize the compounds we have licensed or are co-developing and make milestone payments.

        If we default or a dispute arises under any of these agreements regarding performance, we may lose our right to market and sell any products based on the licensed technology. If we were to lose our marketing and sales rights to a compound, we would not be able to replace the resources we used in developing the compound, and we will have to spend additional time and capital resources in finding a replacement product candidate.

        Our co-development agreement relating to clofarabine requires as a performance milestone that we file an NDA by August 31, 2003, which our current clinical development schedule does not contemplate. Our co-development agreement contemplates modifying this requirement if we satisfy certain conditions, and we believe that we satisfy the conditions and can meet the new requirements. We may nonetheless become involved in disputes with our licensor regarding this requirement.

We may not be able to obtain or maintain effective patents to protect our technologies from use by other companies, and patents of other companies could prevent us from developing or marketing our other product candidates.

        Our success will depend to a significant degree on our ability to:

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  obtain, maintain and enforce patents;

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  license rights to patents from third parties;

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  protect trade secrets; and

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  operate without infringing on the proprietary rights of others.

        It is possible that we will not develop technologies, drugs or processes that result in obtaining a patent. It is also possible that our patent position will not provide sufficient protection against competitors, or that patents issued to or licensed by us will be infringed or will be challenged, invalidated or circumvented. Competitors may develop products, which compete against our products but fall outside the scope of our patents. In addition, competitors may have filed patent applications, may have been issued patents or may obtain additional patents and proprietary rights relating to technologies, drugs and processes that compete with our technologies, drugs and processes.

        If we infringe on the intellectual property rights of others, we will have to either obtain a license for the use of these intellectual property rights, or terminate our use of these rights. We may not be able to obtain licenses to use the technology on commercially reasonable terms, or at all.

        We also rely on trade secret protection for our unpatented proprietary technology. Trade secrets are difficult to protect. Other parties could independently develop substantially equivalent proprietary information and techniques or gain access to our trade secrets.

        We have attempted to prevent the disclosure and use of our know-how and trade secrets by entering into confidentiality agreements with our employees, consultants and third parties. However, there are risks that:

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  these parties will not honor our confidentiality agreements;

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  others will independently develop equivalent or superior technologies;

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  disputes will arise concerning the ownership of intellectual property or the applicability of confidentiality obligations; or

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  disclosure of our trade secrets will occur regardless of these contractual protections.

        We often work with consultants and research collaborators at universities and other research organizations. If any of these consultants or research collaborators use intellectual property owned by others as part of their work with us, disputes may arise between us and these other parties as to which one of us has the rights to intellectual property related to or resulting from the work done.

        Costly litigation might be necessary to protect our orphan drug designations or patent positions, or to determine the scope and validity of third-party proprietary rights. It is possible that we will not have the required resources to pursue such litigation or to protect our patent rights. An adverse outcome in litigation with respect to the infringement by us of patents of others could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease using a product or technology. Any of these results could materially harm our business and financial condition.

Market volatility may affect our stock price, and the value of an investment in our stock may be subject to sudden decreases.

        The trading prices for securities of biotechnology companies, including our stock, have been and are likely to continue to be volatile. Our stock price depends upon a number of factors, including our historical and anticipated operating results, our and our competitors' preclinical and clinical trial results, market perception of the prospects for biotechnology companies as an industry sector and general market and economic conditions, some of which are beyond our control. Factors such as fluctuations in our financial and operating results, changes in government regulations affecting product approvals, reimbursements or other aspects of our or our competitors' businesses, announcements of technological innovations or new commercial products by us or our competitors, developments concerning key personnel and our intellectual property rights, significant collaborations or strategic alliances and publicity regarding actual or potential performance of products under development by us or our competitors could also cause our stock price to fluctuate substantially. In addition, the United States securities markets, including the NASDAQ National Market on which our stock is listed, have from time to time experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may lower our stock price. Moreover, during periods of stock market price volatility, share prices of many biotechnology companies have often fluctuated in a manner not necessarily related to the companies' operating performance. Accordingly, our stock price may be subject to greater volatility than the stock prices of other companies during periods of stock market price volatility.

We may be subject to costly and damaging liability claims.

        Although we take what we believe to be appropriate precautions, our business exposes us to many liability risks and contractual disputes, which are inherent in the development, testing, manufacturing and sale of pharmaceutical products. We could face exposure to product liability claims if the use of CAMPATH or any of our product candidates is alleged to have harmed someone. We could also face exposure to breach of contract claims under license development or other agreements arising in the normal course of business or claims based upon errors or omissions in connection with our ongoing or completed contract research organization activities.

        We currently have product liability insurance related to CAMPATH in the aggregate limit of $25.0 million; business interruption insurance related to CAMPATH with an aggregate limit of $5.0 million; product liability insurance related to other investigational drug candidates in the aggregate limit of $10.0 million and professional liability insurance related to contract research organization services in the aggregate limit of $5.0 million. Adequate insurance coverage may not be available in the future at acceptable prices or at all. It is possible that claims against us or damages incurred by us as a result of a business interruption could exceed our coverage limits. The successful assertion of an uninsured or underinsured claim against us could cause us to incur a significant expense, could adversely affect our product development activities and could divert management's attention from running the business. In addition, regardless of merit or eventual outcome, product liability claims may result in decreased demand for the applicable product or our products in general and in injury to our general reputation. Thus, whether or not we are adequately insured, a product liability or other claim or product recall may result in losses that could be material.

We have adopted a shareholder rights plan, which could discourage or prevent stockholders from selling their shares at a premium.

        Our rights plan provides, among other things, that if a person or group attempts to acquire 20% or more of our common stock on terms not approved by our Board of Directors, stockholders will be entitled to purchase additional shares of our stock at 50% of the then-current market price. These purchase rights would cause substantial dilution to a person or group that acquires or attempts to acquire 20% or more of our common stock in this manner and, as a result, could delay or prevent a change in control or other transaction that could provide our stockholders with a premium over the then-prevailing market price of their shares or which might otherwise be in their best interests.

If we use biological and hazardous materials in a manner that causes injury or violates laws, we may be liable for damages.

        Our research and development activities involve the controlled use of small research quantities of potentially harmful biological materials as well as hazardous materials, chemicals and various radioactive compounds. We cannot completely eliminate the risk of accidental contamination or injury from the use, storage, handling or disposal of these materials. In the event of contamination or injury, we could be held liable for damages that result, and such liability could exceed our resources. We are subject to federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of compliance with, or any potential violation of, these laws and regulations could be significant.

If we fail to recruit and retain personnel, our product development programs may be delayed.

        Our future growth and success depend on our ability to recruit, retain, manage and motivate our employees. The loss of key scientific, technical and managerial personnel may delay or otherwise harm our product development programs. Any harm to our research and development programs would harm our business and prospects. Because of the specialized scientific and managerial nature of our business, we rely heavily on our ability to attract and retain qualified scientific, technical and managerial personnel. The competition for qualified personnel in the biopharmaceutical field is intense. Due to this intense competition, we may be unable to continue to attract and retain qualified personnel necessary for the development of our business.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILEX ONCOLOGY, INC.
	By:	/s/ MARK P. MELLIN Mark P. Mellin Senior Vice President and Chief Financial Officer
Dated August 14, 2003

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES